EXHIBIT 31.2

Certification of Chief Financial Officer

Pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a)

I, Jonathan E. Baliff, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Bristow Group Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: November 7, 2013

/s/ Jonathan E. Baliff
Jonathan E. Baliff
Senior Vice President and Chief Financial Officer